UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 22, 2011

LEVIATHAN MINERALS GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE	000-53926	27-2205684
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

J1. Muara Karang Raya No. 48
Jakarta Utara, Indonesia 14450
(Address of principal executive offices)

62 21 6667 2432
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Copies to:

David N. Feldman, Esq.
Peter DiChiara, Esq.
RICHARDSON & PATEL LLP
750 Third Avenue, 9th Floor
New York, New York 10017
Telephone: (212) 869-7000
Facsimile: (917) 591-6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

Factors that may cause or contribute actual results to differ from these forward-looking statements include, but are not limited to, for example:

•	adverse economic conditions;
•	risks related to the market price of metals and commodities;
•	risks that our mining results of will not be consistent with our geological studies;
•	risks related to the regulation of mining in Indonesia;
•	the potential for delays in exploration and mining activities;
•	the inability to attract and retain qualified senior management and technical personnel;
•	other risks and uncertainties related to mining and our business strategy.

All forward-looking statements speak only as of the date of this report. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from expectations under “Risk Factors” and elsewhere in this current report. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Information regarding market and industry statistics contained in this Current Report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  Except as required by U.S. federal securities laws, we have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See the section entitled “Risk Factors” for a more detailed discussion of risks and uncertainties that may have an impact on our future results.

Item 1.01. Entry into a Material Definitive Agreement.

On August 22, 2011 (the “Effective Date”), DE Acquisition 3, Inc. (the “Company”) entered into an Agreement and Plan of Share Exchange (the “Exchange Agreement”) with Top Yield Holdings Limited, a British Virgin Islands company (“Top Yield”), the holders of 100% of the issued and outstanding equity interests of Top Yield (the “Top Yield Shareholders”), PT Havilah Abadi Sejahtera, a company incorporated in the Republic of Indonesia (“PTHAS”), and the holder of 99% of the issued and outstanding equity interests of PTHAS, PT AP Prima, a company incorporated in the Republic of Indonesia (“PT AP”), the holder of 80% of the issued and outstanding equity interests of PT AP, PT Alam Lestari Kencana, a company incorporated in the Republic of Indonesia (“PT ALK”), and the holder of 99% of the issued and outstanding equity interests of PT ALK, Europe-China Commercial Union Holding Limited, a British Virgin Islands company (“ECC”), and the holder of 100% of the issued and outstanding equity interests of ECC, Crown Sail Limited, a British Virgin Islands company (“CS”), and the holder of 100% of CS.  The Exchange Agreement provided that the Top Yield Shareholders will sell, convey, assign, transfer and deliver to the Company all of their equity interests in Top Yield in exchange for shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”).  Further, as a result of the Exchange Agreement, the Company issued warrants (the “Shareholder Warrants”)  to the Company’s pre-existing shareholders to purchase shares of the Company’s Common Stock.  Simultaneous with the date of closing of the exchange of shares pursuant to the Exchange Agreement (the “Share Exchange”), the Company entered into a share cancellation agreement (the “Share Cancellation Agreement”) pursuant to which the stockholders of the Company immediately prior to the closing, canceled certain shares of Common Stock owned by them.  The organizational chart of the various companies may be found in “Description of Business”  below.

On the Effective Date, we also sold in a private placement $5,020,000 of Senior Secured Convertible Promissory Notes (the “Notes”) and issued warrants (“Investor Warrants”) pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) with accredited investors. The obligations under the Notes are secured by assets pledged under a security agreement (“Security Agreement”).  The Notes will be convertible into shares of our Common Stock.

Reference is made to Item 2.01 for a description of the Exchange Agreement, the Share Cancellation Agreement, the Shareholder Warrants, the Securities Purchase Agreement, the Notes, the Investor Warrants and the Security Agreement (collectively, the Transaction Documents’) and the related transactions.  The description of the Transaction Documents is qualified in its entirety by reference to the complete text of the Transaction Documents, which are attached hereto as exhibits and incorporated by reference herein. You are urged to read the entire Transaction Documents and the other exhibits attached hereto.

All references to us, we, our, Leviathan and the Company refer to Leviathan Minerals Group Incorporated and its subsidiaries and their respective businesses following the consummation of the Transaction Documents.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Effective Date, as a result of the Exchange Agreement, we acquired 100% of the issued and outstanding equity interests of Top Yield in exchange for 16,705,406 shares of our Common Stock.

Pursuant to the terms of the Exchange Agreement, our board of directors, which previously consisted of Dennis Nguyen, increased to seven members comprised of David Supardi, Samuel Zia, Alfredo Levi, Ron Eibensteiner, James Rosenbaum, James Ulland and Mr. Nguyen (“Board”). In addition, the Board appointed David Supardi to serve as Chairman of the Board, Samuel Zia to serve as Chief Executive Officer and President and Janet Gutkin to serve as Chief Financial Officer, Treasurer and Secretary. Because of the change in the composition of our board of directors and the issuance of securities pursuant to the Share Exchange, a change-of-control of our Company occurred on the Effective Date.

Further, according to the terms of the Exchange Agreement, the shareholders of Top Yield provided the Company with an option, for a period of five (5) years from the Effective Date, to purchase 80% of the issued and outstanding equity interests of PT Mitra Sukses Globaldino, a company incorporated in the Republic of Indonesia (“PT MSG”), pursuant to the terms and conditions of a Share Option and Right of First Refusal Agreement by and among the Company and those certain equity owners owning 80% of the issued and outstanding equity interests of PT MSG (they are identical with the shareholders of Top Yield).  The shareholders of Top Yield, who are also owners of PT Mulia Andalan Persada (“PT MAP”), also entered into an agreement with us to assign any and all dividends, bonuses and all other distributions (in cash or in kind) that PT MAP receives in respect of its shares in PT AP.  The shareholders of Top Yield, owners of PT Mulia Andalan Persada (“PT MAP”), were also required to enter  into an agreement with us to assign any and all dividends, bonuses and all other distributions (in cash or in kind) PTMAP receives in respect of its shares in PT AP.  The shareholders of Top Yield, who are also owners of PT Havilah Sukses Bersama (“PT HSB”), also entered  into an agreement with us to assign any and all dividends, bonuses and all other distributions (in cash or in kind) PT HSB receives in respect of its shares in PT ALK.  (See “Description of Business” for an organizational structure chart).

Simultaneous with the closing of the Share Exchange, we entered into a Share Cancellation Agreement (the “Share Cancellation Agreement”) pursuant to which we canceled an aggregate of 4,058,588 shares of Common Stock (the “Share Cancellation”) held by our shareholders prior to the Closing in exchange for an aggregate of 753,129 Shareholder Warrants to purchase our Common Stock for $4.25 per share for a period of two years from the Effective Date.  The warrants contain standard anti-dilution protection and entitle the holders of the Shareholder Warrants to additional warrants. after the occurrence of any Equity Sale (as defined below), equal to an aggregate of 4% of the number of shares of Common Stock issued in such Equity Sale pro rata in accordance with each Investor’s respective investment.  An “Equity Sale” means the first underwritten public offering of shares of Common Stock to the general public under the Securities Act of 1933, as amended,

Pursuant to the Securities Purchase Agreement, we issued $5,020,000 of Notes.  The Notes bear interest at 10% with a maturity date of February 18, 2013 unless declared due and payable by the investor upon the occurrence of an Event of Default (as defined in the Notes).  The amount due under the Notes shall be converted into Common Stock (i) immediately upon the effective date of the listing of the Common Stock on any national securities exchange in the United States or (ii) at the discretion of the investor.  The Notes are currently convertible into 1,181,177 shares of Common Stock.  The investors in the Notes received an aggregate of 188,282 Investor Warrants to purchase our Common Stock for $4.25 per share for a period of two years from the Effective Date.  The warrants contain standard anti-dilution protection and entitle the holders of the Investor Warrants to additional warrants. after the occurrence of any Equity Sale, equal to an aggregate of 1% of the number of shares of Common Stock issued in such Equity Sale pro rata in accordance with each Investors respective investment.

As a result of the Share Exchange, we own 100% of the outstanding equity interests of Top Yield and the Top Yield Shareholders and/or their designees own approximately 94.67% of the Company’s issued and outstanding Common Stock after the Share Exchange without taking into account the shares of Common Stock underlying the Shareholder Warrants, the Notes or the Investor Warrants.  According to the terms of the Exchange Agreement and the Share Cancellation Agreement, we now have 17,647,058 shares of Common Stock issued and outstanding.  The pre-existing stockholders of the Company and their designees now own approximately 5.33% of the Company’s issued and outstanding Common Stock after the Share Exchange without taking into account the shares of Common Stock underlying the Shareholder Warrants, the Notes or the Investor Warrants.

On August 18, 2011, we changed our corporate name from “DE Acquisition 3, Inc.” to “Leviathan Minerals Group Incorporated” by filing a Certificate of Ownership and Merger (“Certificate of Merger”) with the Delaware Secretary of State’s Office, whereby our wholly owned subsidiary (formed for the purpose of effecting the change in our corporate name) was merged with and into the Company and the Company adopted the name of the subsidiary.   We effected the name change to better reflect the nature of the business operations expected to be acquired as of the date of the filing of the Certificate of Merger and acquired by us on the Effective Date.

As discussed in more detail in Item 5.06 of this report, as a result of the consummation of the transactions under the Transaction Documents, (i) DE Acquisition 3, Inc. ceased being a shell company as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, and (ii) we acquired, in a reverse acquisition transaction, control of Top Yield and its subsidiaries, which are engaged in the business of the exploration, mining, processing, smelting and marketing of tin off the shore of Bangka Island, Indonesia.  Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form registration of securities on Form 10.

Accordingly, we are providing information that would be included in a Form 10 had we been required to file such form. Please note that the information provided below relates to the combined entity after the acquisition of Top Yield.  Information in response to this Item 2.01 below is keyed to the item numbers of Form 10.

Part I.

Item 1. Description of Business.

History

DE Acquisition 3, Inc. was incorporated in Delaware on February 24, 2010, with an objective to acquire, or merge with, an operating business.

On the Effective Date, as a result of the Exchange Agreement, we acquired 100% of the issued and outstanding equity interests of Top Yield in exchange for 16,705,406 shares of our Common Stock.  Pursuant to the Exchange Agreement, we changed our name to “Leviathan Minerals Group Incorporated and our fiscal year end to December 31, 2011.  As a result of the reverse acquisition transaction, we are now engaged in the business of the exploration, mining, processing, smelting and marketing of tin off the shore of Bangka Island, Indonesia.

The chart below presents our current corporate structure:

Detail of subsidiaries is as follows:

LEVIATHAN MINERALS GROUP INCORPORATED

Leviathan Minerals Group Incorporated
100%
Entities whose names start with PT are organized in Indonesia.
Top Yield Holdings Limited, Crown Sail Limited and Europe-China Commercial Union Holding Limited are organized in the British Virgin Islands.
Shaded entities are consolidated subsidiaries of Leviathan.
Top Yield Holdings Limited
100 %
100 %
99 %
Crown Sail Limited
Europe-China Commercial Union Holding Limited
PT Leviathan Mining Ekaprima (PTLME)
PT Havilah Abadi Sejahtera (PTHAS)
PT Havilah Sukses Bersama (PTHSB)
80%
PT. Mulia Andalan Persada (PTMAP)
20%
20%
80%
99%
1%
PT Mitra Sukses Globalindo (PTMSG)
PT Aega Prima (PT Aega)
PT Alam Lestari Kencana (PTALK)

Leviathan has option agreements to purchase PTLME and an 80% ownership interest in PTMSG. Leviathan has an agreement with PTMAP for the assignment of dividends for PT Aega and an agreement with PTHSB for the assignment of dividends in PTALK.

Details of subsidiaries is as follows:

			Ownership Interest %
Name of Subsidiary	Country of Incorporation	Principal Activities	2011	2010

Held by Company:

Top Yield Holding Company, Inc.	British Virgin Islands	Holding company	100	100

Held through subsidiary:

Europe-China Commercial Union Holding, Limited	British Virgin Islands	Marketing and commodity trading	100	100

Crown Sail Limited	British Virgin Islands	Transportation and shipping	100	n/a

PT Havilah Abadi Sejahtera	Indonesia	Holding company	99	99

PT AP Prima	Indonesia	Tin exploration and mining	80	50

PT Alam Lestari Kencana	Indonesia	Tin smelting	99	50

Our Products and Business Strategy

Leviathan is an integrated tin mining company involved in the exploration, mining, processing, smelting and marketing of tin off the shore of Bangka Island, Indonesia.  Bangka Island is located in the world’s largest tin belt and world’s principal tin-producing center. Two of the top ten tin producers operate in Bangka Island – PT Timah and PT Koba Tin.  About 80% of worldwide tin deposits are in the form of unconsolidated alluvial deposits and represent significant concentrations of these deposits in South East Asia.  Our focus is to increase mining production  to become a large scale producer and global leader of tin.

We hold tin concessions in Indonesia spanning approximately 29,359 offshore hectares with 16 exploration permits and 3 operational  production permits (in Indonesian, mining permits or concessions are known as Izin Usaha Pertambangan or “IUP”). Based on a report Minarco, a mining consulting firm, the minimum resources held in our concessions are between 110,683 and 140,530 tonnes of tin bearing sands which are estimated to produce between 57,750 and 73,375 tonnes of tin metal. Based on the average market price of tin over the past twelve months of  approximately $25,000 per tonne, the asset value of the Company’s un-mined  tin  is estimated at approximately $1.4 billion to $1.8 billion USD. The chart set forth below highlights the asset allocation summary:

($ in 000s)	Asset Allocation Summary
Total AP Concessions in Hectares - Minarco Report March 25, 2011	29,359	29,359
Tin Sand Quantity (t/Ha - worst case scenario) - Minarco Report March 25, 2011	3.77	4.79
Tin Sand Quantity (Tonnes)	110,683	140,630
Tin Metal (t) = Tin Sand Quantity (t) x Casserite Concentrate (72%) x Tin in Casserite Content (78.768%)	62,772	79,755
Total Tin Metal Recovery after Smelting (92%)	57,750	73,375
Estimated Average Tin Price over the Last Twelve Months	25,000	25,000
Current Value of Asset	1,443,752,536	1,834,369,933

We currently hold 19 individual concessions (16 Exploration IUP and 3 Operational Production IUP) surrounding Bangka Island.  Since 2009, we have mined over 1,096 tonnes of tin bearing sands with average tin concentration ranging between 70% and 72%.  Our plan is to increase our tin extraction, smelter and production capabilities through:

•	The acquisition of additional minerals and reserves;
•	The expansion of our exploration and drilling programs to all available concessions;
•	The purchase of additional cutter suction dredgers and bucket ladder dredgers; and
•	Continued investment of our smelting facilities.

Under MSG, it has 35 individual concessions (all of which are Exploration IUP) surrounding Bangka Island.  The concession has 58,871 hectares.  Based on the report by Minarco Mineconsult dated March of 2011, at the worst case MSG has an estimated tin sand potential of 221,604 to 281,561 tonnes.  This is approximately 115,624 to 146,907 tonnes of tin metal.  The company has an option of first right of refusal to acquire 80% of MSG.

The Company may utilize two types of dredgers: Cutter Suction Dredgers (“CSD”) and Bucket Ladder Dredgers (“BLD”).  The dredgers use advance technologies whereby the tin is extracted more efficiently from the alluvial sand, which result in higher concentrations of tin ore, ranging from 70% to 72%.  After extraction, the tin ore is transferred to our smelting facilities.   The cycle production time from tin ore to tin ingot approximates 20 hours.  Our smelting facilities have the capacity to produce 6,000 tonnes of tin ingots with 99.85% purity.  We export our finished tin ingots to customers in to Singapore and Thailand.

We believe that technological advances in our off shore mining process along with additional investment in our smelter facilities will result increased efficiencies and correspond to gross margin improvements.

Industry and Market Overview

Tin mining operations in Indonesia have taken place for more than 200 years.  About 80% of the world’s tin deposits are in the form of unconsolidated alluvial deposits located across the Indonesian tin belt, an area that extends approximately 3,000 kilometers from Thailand, to the Malaysian Peninsula, and down through Indonesia.  Tin mining activities were initially influenced by a limited number of large conglomerates, however after the approval of Indonesian local autonomy law and the passing of regional jurisdiction that encouraged independent local income, mining activities transitioned to smaller groups or individual operators.  According to a CRU Monitor report, Indonesia is the second largest tin producer in the world after China, controlling 20% market share or around 64,300 metric tons.  Indonesia is also the world’s top tin exporter with over 90% of its tin products exported to the international market.  We believe that increased foreign investment, higher prices, positive global outlook, emerging new Asian markets and the rebound and growth of the electronics industry are large factors influencing future expectations of the Indonesia tin industry.

Below is a chart of historical and projected Indonesian tin mine production:

Source:  Business Monitor International

Tin is environmentally friendly, odorless, does not rust easily and is used across multiple consumer product verticals.  Tin metal is used for manufacturing in the solder industry as well as by the tin plate industry.  Other users include traders and merchants. According to the International Tin Research Institute (ITRI), global consumption is expected to grow 7.9% year over year lifted by demand from the electronics sector.  The electronics manufacturing sector is important to the tin industry as the sector consumes around 52% of the world’s tin production in the form of tin solder.  We believe sustainability has also driven other innovative uses of tin including, the use of tin as cement for chromium remediation.  As growth in economies in emerging countries in Asia and around the world, we believe the electronics industry continue to experience significant increases in demand for all electronic devices.   INBS Research expects electronic purchases to increase 5% CAGR over the next three years to US$367 billion in 2013.

On a global scale, the tin industry is influenced by the fluctuation of tin prices.  The price is determined by the supply and demand of tin through the London Metal Exchange.  Tin prices have continued to move strongly in the second quarter of 2011 at an average at US$30,400/tonne.  While prices have decreased in the third quarter, they remain higher than prices last year.

Source:  London Metal Exchange (LME)

Prices are currently 49% above last year’s average price of US$20,400/tonne (KIM ENG). We believe global factors in the tin sector discussed above will positively impact the price of tin with as demand will continue to outpace the production of tin.  We believe that Indonesia and countries with large expansion plans will exhibit the greatest growth in their mining sectors.

Competition

The tin mining sector in Indonesia is highly consolidated, with only a minimal number of private mining companies and state-owned enterprises dominating production.  Most of the main Indonesian players are vertically integrated across mining and refining and tend to be focused on a few, selected metals, exposing them to risks of price and production fluctuations thus intensifying competition.  We expect this fragmented specific trend to continue within the sector as many new companies seek diversification from lack of focal infrastructure and rising operation costs. Most of the production increases in the tin industry are likely to come from growth in other affecting industries, for example, the rapidly growing emerging Asian market for electronic devices.  We believe based on the global growth of tin, our concessions and experienced management team will allow us to compete effectively and grow our share of tin production in the Indonesian market.

Source: ITRI and Business Monitor International

Indonesian Tin Mining and Smelting Leaders

PT Timah, the world's second largest tin producer and the largest tin exporter, is expected to increase Indonesia's tin output from 2011 as production levels recover after flooding and debilitating weather in 2010.  The integrated nature of the company’s operation enhances efficiencies and lowers costs. PT Timah diversifies its business via the development of a tin chemical plant in the city of Cilegon, Indonesia and a tin solder plant in Indonesia's Sumatra Island. The company is set to benefit from improvements in mining technology, enabling it to shift a larger portion of production from onshore to offshore mining.  Given the problems affecting Timah’s inland production, Timah has set a sensible target of raising its offshore production. The company’s plan to increase its capacity for offshore production by purchasing bucket-wheel dredges and cutter suction dredges to accelerate its offshore production going forward. The company was founded in 1976 and is headquartered in Bangka, Indonesia.

Malaysia Smelting Corporation Berhad (“MSC”) is engaged in investment holding and the smelting of tin concentrates and tin bearing materials, the production of various grades of refined tin metal under the MSC brand name, and the sales and delivery of refined tin metal and by-products. It has a smelting facility in Butterworth, Malaysia with an annual production capacity of approximately 35,000 tons of refined tin. During the year ended December 31, 2010, MSC produced 43,862 tons of tin metal, of which 45,381 tons from its smelting operations and 6,644 tons from the production of its indirect subsidiary, PT Koba Tin. The company is expected to expand its tin operations hoping to capitalize on forecasted production demand.  The company’s strategy is to focus on growth through strategic acquisitions and organic growth where its core expertise, skills and capabilities can add value and make a difference particularly in increasing operating efficiencies and innovating products and services to ensure its continued leadership position in the industry.  MSC tin efforts in 2010 were successful realizing a 5% production increase due to operating efficiencies.  The company was founded in 1887 and is based in Kuala Lumpur, Malaysia.

Thailand Smelting and Refining Co., Ltd., founded in 1963, is recognized worldwide as an industry leader in the manufacture of tin, tin alloys and tin-related products. From the company's London Metal Exchange registered Thaisarco and Phuket brands of pure tin, to specialty alloys, powders and extruded products. Under the Thaisarco brand the company specializes in solutions tailored to meet multiple customer verticals. Thaisarco stays at the leading edge of the tin industry by investing in new technology, research and development. Its processes and technologies cover the complete range of smelting of tin concentrates, refining of tin metal, manufacturing of of tin alloys, and the production of a wide range of value-added tin related products. The company’s tin smelting operation started on July 29, 1965. Thaisarco became part of Billiton BV of the Netherlands, a member of the Royal Dutch/Shell Group in 1972. The total ownership of Thaisarco was then acquired by Amalgamated Metal Corporation PLC of the U.K., and by Escoy Holding Company of Malaysia and Thaisarco has been a member of the AMC Group since July 1995.

Other Countries Contribute to Competition

Although Indonesia may be the world’s largest exporter of tin, it is not to say they are the only player in the market.  The Company faces outside pressures from countries such as China, Bolivia and Peru.  Poor weather in one country may lead to greater results in others due to supply price pressures.

Manufacturing and Sources of Raw Materials

Based on a report Minarco, a mining consulting firm, the minimum resources held in our concessions are between 110,683 and 140,530 tonnes of tin bearing sands which are estimated to produce between 57,750 and 73,375 tonnes of tin metal. The tin metal is mined by us and used to produced tin ingots.  We are not dependent on any major suppliers to produce our tin ingots.

As part of its plan to emphasize development of offshore deposits, the Company is actively expanding and modernizing its fleet.  By going 100% offshore, Leviathan is able to simultaneously achieve its goals of lowering cost structure and increasing reserves.  For the Company’s operation of offshore mining activities in the IUPs, PT AP owns one Cutter Suction Dredger (CSD), and collaborates with several companies.  These companies own and operates several CSDs and their equipment may be leased on a short-term basis to do mining in PT AP’s offshore deposit.  As an IUP holder, PT AP provides its mining plan to these contractors, which is based on a drilling reserve map to figure out how much tin the reserve contains.

The first phase of the mining process involves exploration which defines where the exact location of the reserves. This is by using seismic barges to define the sea level and the paleochannels (the vein of the tin sand), then the company employs drill ships to better define the location, the depth and thickness of the paleochannels. This is what we call the reserves, proven reserves or probable reserves where the mining vessels use as the guide for production. There are two types of dredgers, the Cutter Suction Dredgers and Bucket Ladder Dredgers, two types of ships developed specifically for this type of offshore mining. The sediment is collected by the dredgers and then passes through on-board processing facilities and begins to separate into tin concentrate.  This concentrate is then brought to processing operations of PTALK for smelting and subsequent transformation into tin metal in the form of tin ingots.

These dredgers that are used for offshore mining, include the Bucket Ladder Dredger (BLD) and Cutter Suction Dredger (CSD). BLDs are used to mine under water, with the capability to operate in 15 to 50 meters of sea depth and can dig more than 3.5million cubic meters of material every month.  Depending on the available reserves, an offshore dredge can operate its area for 1 month to several years.  They are equipped with circulating buckets attached to a wheel chain, which are used to dig up sediments from the seabed.  As the buckets circulate around the wheel chain, they bring the feed up to screens which will filter the sediments for the on board processing.  A BLD has the capacity to produce 80 to 100 tonnes of tin concentrate per month.  CSDs are equipped with a cutter to break up the overburden and sediments, then the sands are suctioned and processed on board similar to that of the BLDs.  A CSD has the capacity to produce 30 to 50 tonnes of tin concentrate per month.

PTALK, the smelting and processing operation of Leviathan, is located in the Ketapang Industrial Estate, Pangkal Pinang of Bangka. Ketapang industrial estate is within close vicinity to Pangkal Balam shipping port, where most of the tin ingots from Bangka are shipped to domestic and export customers.  PTALK has annual production capacity of 6,000 metric tonnes of tin.  The Company’s final product sold to customers is 99.85% tin ingot.   Finished tin ingots are exported to Singapore and Thailand in sales arranged by brokers.  The Company is not dependent upon one or a few major customers.

The smelting process involves three reverberatory furnaces that are refractory lined.  The tin is smelted from cassiterite concentrate, which is itself approximately 72% tin.  The smelting nets 92% of the cassiterite concentrate.  After the onboard processing, the tin ore is smelted into tin metal at smelting facilities with total production time around 20-22 hours. The Company currently has the capacity to produce 6,000 tonnes of tin ingots with 99.85% purity.  At $25,000 per tonne, the 6,000 tonnes would represent $150.0 million USD.  The smelters are under strict regulation for environmental protection and PTALK has all the necessary compliances with the environmental issues.

Government Regulation

On January 12, 2009, Law No 4 of 2009 on Mineral and Coal Mining (the “Mining Law”) came into effect. The Mining Law replaced Law No 11 of 1967 (the “Old Mining Law”) and made significant changes to Indonesia’s mining regulatory regime which operated for more than 40 years.  Under the Old Mining Law, mining activities were permitted to be carried out under a mining authorization known as Kuasa Pertambangan (KP).  There are a number of transitional issues relating to KPs issued under the Old Mining Law.

The Mining Law now provides for new forms of mining rights known as:

•	Mining Business Permits (Izin Usaha Pertambangan – IUP) – basic permits for conducting a mining enterprise within an IUP area; and
•	Special Mining Business Permits (Izin Usaha Pertambangan Khusus – IUPK) – permits for conducting a mining enterprise within an IUPK area.

For IUPs that are not "conversions" from KPs, every holder of an IUP will first need to obtain a Mining Business Permit Area (Wilayah Izin Usaha Pertambangan – WIUP) subject to prescribed minimum and maximum limits.
•	An Exploration IUP, which authorizes the holder to conduct general survey, exploration and feasibility studies; and
•	Production Operation IUP, which authorizes the holder to conduct construction, mining, processing and purification, hauling and selling.

Under the Mining Law, an IUP holder is only allowed to hold one IUP.  However, transitional provisions in Government Regulation No 23 of 2010 allow mining concession holders who held more than one concession before the enforcement of Mining Law, to convert those concessions to IUPs and hold on to them until expiration (subject to compliance with the conditions of the IUPs and the prevailing laws and regulations).

The current situation in relation to the Mining Law is that:

•	KPs should have been converted to IUPs, as required under the implementing regulations; and
•	IUPs in relation to new work areas are not yet being issued. This is because the Government is still considering what mining areas will be opened up for tendering.

Continuing from 2010, we expect foreign investment in the Indonesian mining industry to increase on the back of continued efforts by the government to improve the country's regulatory framework as it seeks to increase revenues derived from mining activities. Recent changes include officially allowing underground mining in protected forests, revised laws to increase the value of the country's natural resource exports, decentralizing mining concessions to local governments and clamping down on illegal mining. The government showed its commitment to improving the country's investment climate when it refused to backtrack on plans despite protests by local communities, which are angry at mining activities damaging the environment and threatening their livelihoods.

The government's efforts already seem to be paying off, with Russia's Solway Industries committing US $3 billion to build a nickel smelting plant with annual capacity of 150,000 tonnes in North Maluku province in the first quarter of 2011.  Additionally, China's largest coal producer, China Shenhua Energy, intends to start operations at a 3mnt colliery and a 300MW power plant by 2012. In line with the government's push, banks are increasingly willing to finance projects. That said, we note that continued investment in the mining sector rests heavily on whether the government will be able to sustain the level regulatory reform.

Environmental Regulations

On October 3, 2009, the Indonesian Government passed Law No 32 of 2009 regarding Environmental Protection and Management  (the “Environmental Law”), replacing Law No 23 of 1997 on Environmental Management (the “Old Environment Law”). Under the Environmental Law, every business activity having significant impact on the environment (like mining operations) is required to carry out an environmental impact assessment (known as an AMDAL). Based on the assessment of the AMDAL by the Commission of AMDAL Assessment, the Minister, Governor, or Mayor/Regent (in accordance with their respective authority) must specify a decree of environmental feasibility. The decree of environmental feasibility is used as the basis for the issuance of an environmental license by the Minister, Governor, or Mayor/Regent (as applicable). The environmental license is a pre-requisite to obtaining the relevant business license.  One of the business activities that must have an AMDAL is the exploitation of mineral resources. The Minister for Environmental Affairs is responsible for issuing a list of the types of businesses which must produce an AMDAL as a pre-requisite to being licensed.

There are only a few implementing regulations that have been issued in relation to the Environmental Law. As a result, the implementing regulations of the Old Environment Law still apply in some circumstances, to the extent that they do not contradict the Environmental Law. Under the Old Environmental Law and its implementing regulations: (a) an AMDAL is not required to be prepared for general survey and exploration activities; and (b) an AMDAL must be prepared and approved in order for a business to enter into the exploitation (operation and production) phase. Projects (or sub-projects) which are not required to produce an AMDAL may nevertheless still be required to produce Environmental Management Efforts (UKL) and Environmental Monitoring Efforts (UPL).  Technical guidelines announced by the Minister of Energy and Mineral Resources state that regional governments are responsible for approving AMDALs in their respective jurisdictions and for supervising environmental management and the monitoring efforts of an IUP holder.

Further details regarding AMDAL requirements are set out in Government Regulation No 27 of 1999 on Environmental Impact Assessment, which is the implementing regulation of the Old Environment Law. Under the Old Environment Law and its implementing regulations, an AMDAL consists of several components, namely: (a) a framework of reference document used to establish the framework for the AMDAL (KA-ANDAL); (b) an environmental impact analysis report (ANDAL); (c) an environmental management plan (RKL); and (d) an environmental monitoring plan (RPL). Although the components of an AMDAL have not been specified, the Environmental Law stipulates that an AMDAL document must contain the following: (a) an assessment of the impact of the business activities plan; (b) an evaluation of the activities in the area surrounding the location of the business; (c) feedback from the community on the business activities plan; (d) an estimation of the impact and  significance of the impact that may occur if the business activities plan is implemented; (e) a holistic evaluation of the impact that may occur to determine the environmental feasibility; and (f) an environmental management and monitoring plan. In addition to the requirement to obtain an environmental license, every business and/or activity that has the potential to cause a significant impact on the environment, a threat to the ecosystem and life, and/or human health and safety must also conduct an environmental risk analysis. A number of other regulations also apply to mining operations, requiring operators to obtain licenses for the disposal of waste and toxic or hazardous materials.

PT AP, in connection with its Exploration IUPs, must submit periodic reports on the implementation of environmental management and monitoring in respect of its Exploration IUPs.  Failure to submit the periodic reports may result in the revocation of the Exploration IUPs.

PT ALK operates a smelter under a license first issued in 2006 and later amended in 2008 when it increased its production capacity from 2,000 MT/year to 6,000 MT/year. Under PTALK's environmental approvals, if PTALK increases its production capacity, it must obtain a new environmental approval.

Tin mining operations generate various waste products, including smelter slag and/or discarded gravel. Smelter slag can contain traces of lead and arsenic, so disposal in a safe way is important in order to avoid potential liability for harm to the environment and possible breaches of the environmental compliance provisions.

Employees

We currently employ approximately 100 full-time employees.

Item 1A. Risk Factors.

We are a smaller reporting company as defined in Rule 12b-2 of the Exchange Act and are not required to provide the information required under this item.

Item 2.      Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Except for the historical information contained herein, the matters discussed in this management’s discussion and analysis of financial condition and results of operations (“MD&A”), may include forward-looking statements that involve certain risks and uncertainties.  Actual results may differ from those anticipated by us as a result of various factors, both foreseen and unforeseen, including, but not limited to economic, competitive, governmental and technological factors that could affect our ability to achieve our goals.

This MD&A is provided as a supplement to the consolidated financial statements and notes thereto included elsewhere in this Form 8-K (this “Report”) in order to enhance your understanding of our results of operations and financial condition and should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and related notes thereto included elsewhere in this Report.  Historical results of operations, percentage margin fluctuations and any trends that may be inferred from the discussion below are not necessarily indicative of the operating results for any future period.  Our MD&A is organized as follows:

•	Company Overview. This section provides a more detailed description of our Company, operating segments, products and services offered.
•
Critical Accounting Policies and Estimates.  This section discusses those accounting policies that are considered important to the evaluation and reporting of our financial condition and results of operations, and whose application requires us to exercise subjective or complex judgments in making estimates and assumptions.  In addition, all of our significant accounting policies, including our critical accounting policies, are summarized in Note 2, “Summary of Significant Accounting Policies,” of our notes to consolidated financial statements included elsewhere in this Report.

•
Overview of Results of Operations.  These sections provide our analysis and outlook for the significant line items on our consolidated statements of income, as well as other information that we deem meaningful to understand our results of operations.

•	Liquidity and Capital Resources. This section provides an analysis of our liquidity and cash flows.
•
New Accounting Pronouncements.  This section provides a summary of the most recent authoritative accounting standards and guidance that have either been recently adopted by us or may be adopted in the future.

Company Overview

Leviathan  Minerals Group, Inc. and its subsidiaries operates an integrated tin mining company involved in the exploration, mining, processing, smelting and marketing of tin off the shore of Bangka Island, Indonesia.  Through its wholly owned subsidiary, Top Yield Holdings Limited, we own:

•	80% of PT AP Prima,a company incorporated in the Republic of Indonesia (“PT AP”)
•	99% of PT Alam Lestari Kencana, a company incorporated in the Republic of Indonesia (“PT ALK”)
•	100% of Europe-China Commercial Union Holding Limited, a British Virgin Islands company (“ECC”)
•	100% of Crown Sail Limited, a British Virgin Islands company (“CS”)

Critical Accounting Policies

The discussion and analysis of our consolidated financial statements and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosures of contingent assets and liabilities.  On an on-going basis, we evaluate for reasonableness.  We base our estimates on historical experience and on various other assumptions that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that may not be readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

We believe that the significant accounting policies, as described in Note 2 of our consolidated financial statements, “Summary of Significant Accounting Policies” should be read in conjunction with management’s discussion and analysis of financial condition and results of operations.  We believe the following represents the most critical accounting policies that affect our consolidated financial statements:

Environmental Rehabilitation.  Provisions for mine rehabilitation and restoration costs are accrued based on the present value of the estimated future expenditure to be incurred.  To determine an estimate for the provision, factors including discount rate and expected future expense to be incurred subsequent to the cessation of production, were considered.  Adjustments to the provision are recorded in the consolidated financial position, with a corresponding charge to earnings, in the period when events or changes impact the carrying amount of the provision.

Impairment of Long-Lived Assets.  We review and evaluate the carrying amounts of non-financial assets including property, plant and equipment, capitalized mineral properties development costs, and other long-lived assets when events or changes in circumstances indicate that the carrying amount may not be recoverable.  Reduction in the carrying value of property, plant and equipment, or other long-lived assets, with a corresponding charge to earnings, are recorded to the extent that the estimated future net cash flows are less than the carrying value.

Estimates of future cash flows are subject to risks and uncertainties.  It is reasonably possible that changes in circumstances could occur which may affect the recoverability of our properties and long-lived assets.

Economically recoverable ore reserves and resources.  Economically recoverable ore reserves and resources are estimates of the amount of ore that can be economically and legally recoverable from the mining properties. We estimate our ore reserves and resources based on studies performed by Minarco, a consulting firm specializing in the mining industry.  The estimation of recoverable reserves and resources is based upon factors such as estimates of foreign exchange rates, commodity prices, future capital requirements, and production costs along with geological assumptions made in estimating the size and grade of the ore body. Changes in the reserve or resource estimates may impact   the carrying value of our mining rights, mining assets, deferred mine development expenditure, deferred exploration and evaluation expenditure.

Business combinations – Purchase Price Allocations.  We allocate the purchase price of acquired businesses to the tangible and intangible assets acquired and liabilities assumed based on estimated fair values.  Our purchase price allocation methodology contains uncertainties because it requires management to make assumptions and to apply judgment to estimate the fair value of acquired assets and liabilities. Management estimates the fair value of assets and liabilities based upon quoted market prices, the carrying value of the acquired assets and widely accepted valuation techniques, including discounted cash flows and market multiple analyses. Unanticipated events or circumstances may occur which could affect the accuracy of our fair value estimates, including assumptions regarding industry economic factors and business strategies.

Overview of Results of Operations

The following selected comparative financial information for the six months ended June 30, 2011 and 2010, and the year ended December 31, 2010 and 2009 have been derived from and should be read in conjunction with our financial statements for the six months ended June 30, 2011 and 2010, and the fiscal years ended December 31, 2010 and 2009 included in this Report.

Results of Operations for the Six-Month Period Ended June 30, 2011 and 2010

Revenue
Revenue increased to $33.3 million for the six month ended June 30, 2011 from $1.5 million for the six months ended June 30, 2010.  Revenue from tin ingots represented 70.0% of net revenue for the six months ended June 30, 2010.  There was no revenue from tin ingot in year ago period.  Tin ingot revenue increased 100% to $23.2 million for the six months ended June 30, 2011.  Tin ore revenue increased to $7.7 million for the six months ended June 30, 2011 from $0.5 for the six months ended June 30, 2010.  Service revenue from third party mining companies increased to $2.3 million for the six months ended June 30, 2011 from $1.0 million for the six months ended June 30, 2010.   The increase in revenue in the six month ended June 30, 2011 as compared to the six months ended June 30, 2010 was primarily due to tin ingot revenue stream.  In addition, revenue during fiscal year 2010 was overall lower as we began to extract tin ore internally instead of relying third party mining companies; resulting in lower tin ore and service revenue from these third parties in 2010.

Cost of Revenue
Cost of revenue for the six months ended June 30, 2011 increased to $27.6 million from $0.7 million for the six months ended June 30, 2010.  The directional change in cost of revenue corresponds to the change in revenue.

Selling and Administrative Expenses
Selling, general and administrative expenses for the six months ended June 30, 2011 increased to $3.8 million.  Government fees, levies and export fees represent the majority of expenses and relates to the increase tin ingot revenue.

Other Operating Income and Expenses
Net other operating income and expenses decreased $1.4 million during the six months ended June 30, 2011 over the year ago period.  The net decrease was primarily due hedging activities in current fiscal year.  During the six month ended June 30, 2010, higher gains were achieved as compared to the six months ended June 30, 2011.  We use forward contracts to manage risk related to market fluctuations in tin ore prices.

Results of Operations for the Year Ended December 31, 2010 and 2009

Revenue
Revenue decreased 70.5% to $3.0 million for the year ended December 31, 2010 from $10.0 million for the year ended December 31, 2009.  Tin ore revenue decreased 62.5% to $2.4 million for the year ended December 31, 2010 from $6.5 million for the year ended December 31, 2009.  Service revenue from third party mining companies decreased 85.1% to $0.5 million for the year ended December 31, 2010 from $3.5 million for the year ended December 31, 2009.   The decrease in tin ore and service revenue from third party mining companies is due to a greater proportion of tin sand being excavated and produced internally in fiscal 2010, resulting in less reliance from third party mining companies to provide the tin ore.

Cost of Revenue
Cost of revenue for the year ended December 31, 2010 decreased 78.2% to $0.9 million from $4.2 million for the year ended December 31, 2009.  Tin ore cost of revenue decreased 77.0% to $0.5 million for the year ended December 31, 2010 from $2.3 for the year ended December 31, 2009.  Service cost of revenue from third party mining companies decreased 79.6% to $0.4 million for the year ended December 31, 2010 from $1.9 million for the year ended December 31, 2009.  The directional change in cost of revenue corresponds to the change in revenue.

Selling and Administrative Expenses
Selling, general and administrative expenses for the year ended December 31, 2010 did not materially change as compared to the prior year period.

Other Operating Income and Expenses
Net other operating income and expenses increased $6.2million during the year ended December 31, 2010 over the year ago period.  The net increase was due to gains achieved from hedging activities in current fiscal year.  We use forward contracts to manage risk related to market fluctuations in tin ore prices.

Liquidity and Capital Resources

Cash and cash equivalents were $2.5 million as of June 30, 2011, an increase of $1.1 million as compared to the balance of $1.4 million as of December 31, 2010.

During the six months ended June 30, 2011, net cash provided by operations was $4.3 million and was our primary source of cash, compared to $0.4 million of cash used by operating activities during the six months ended June 30, 2010.  The increase in net cash provided by operating activities in first six months of the current year compared to the six months ended June 30, 2010 is primarily driven by net come of $2.2 million and increases in working capital.  By comparison, in the six months ended June 30, 2010, large negative working capital offset increase from net income, resulting in net cash used by operations.

During the six months ended June 30, 2011, net cash used in investing activities was $4.9 million, which comprised of the purchases of property and equipment related to mining activities.  During the six months ended June 30, 2010, net cash used in investing activities was minimal.

On August 22, 2011, we issued senior convertible notes and warrants whereby we raised an aggregate principal amount of $5,020,000 in a private placement offering.  The Notes mature on February 18, 2012, and bear interest at the rate of 10% per annum.  The amount due under the Notes shall be converted into 1,181,177 of Common Stock (i) immediately upon the effective date of the listing of the Common Stock on any national securities exchange in the United States or (ii) at the discretion of the investor. In addition, the investors received two-year warrants to purchase an aggregate of 753,129 shares of our common stock at an exercise price of $4.25 per share.

Of the net proceeds from this private placement, we plan to use approximately $2,000,000 to continue exploration and drilling activities.  The balance of the funds will be used towards professional fees and for working capital.

We believe that its cash and cash equivalents on hand as of June 30, 2011, together cash flows from operations and the capital raised in the private placement will be sufficient to meet its working capital and capital expenditure requirements for the remainder of fiscal year 2012.

Seasonality
Our mining productions are affected by the monsoon season from December through March each year.  PT AP Production Operation IUPs are in the monsoon affected area.  We are undergoing discussions with an affiliated mining company with mining tenements in the non-affected monsoon area, which we expect will allow us to produce year round and minimize production slowdown. Should the agreement with the affiliated mining company change or be terminated, we may not be able to mitigate the seasonality downturn.

Off Balance Sheet Arrangements
We do not have any off balance sheet arrangements.

New Accounting Pronouncements

In October 2009, Financial Accounting Standards Board (“FASB”) issued an amendment to its accounting guidance on revenue arrangements with multiple deliverables. This new accounting guidance addresses the unit of accounting for arrangements involving multiple deliverables and how consideration should be allocated to separate units of accounting, when applicable. This guidance is effective for fiscal years beginning on or after June 15, 2010. There was no material impact from the adoption of this guidance on our consolidated financial position or results of operations.

In October 2009, FASB issued an amendment to its accounting guidance on certain revenue arrangements that include software elements. The new accounting guidance excludes from consideration of software revenue recognition principles all tangible products containing both software and non-software components that function together to deliver the product’s essential functionality. This guidance is effective for fiscal years beginning on or after June 15, 2010. This guidance must be adopted in the same period that the company adopts the amended accounting for arrangements with multiple deliverables described in the preceding paragraph. There was no material impact from the adoption of this guidance on our consolidated financial position or results of operations.

In January 2010, FASB issued an amendment regarding improving disclosures about fair value measurements. This new guidance requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. There was no impact from the adoption of this guidance to our consolidated financial position or results of operations as the amendment only addresses disclosures.

In April 2010, FASB issued an amendment to Stock Compensation. The amendment clarifies that an employee stock-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity shares trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. We do not anticipate any impact from our adoption of this guidance since our stock-based payment awards have an exercise price denominated in the same currency of the market in which our Company shares are traded.

In May 2010, the FASB issued ASU 2010-19, Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates.  The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on its financial position, results of operations or cash flows.

In December 2010, FASB issued an amendment to goodwill impairment test. The amendments modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that impairment may exist. The qualitative factors are consistent with the existing guidance and examples, which require that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. We do not anticipate any impact from our adoption of this guidance since we do not have any reporting units with zero or negative carrying amounts at December 31, 2010.

In December 2010, FASB issued an amendment to the disclosure of supplementary pro forma information for business combinations. The amendments in this ASU specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted, but was not elected.

Item 3. Properties.

Property

The technical information appearing below concerning our IUPs, including estimates of mineralized material, was derived from the reports from our  independent mining consultant.

Location of the IUP Property

Our IUPs allow us to mine tin sand off the shore of Bangka Island, Indonesia.  The area covered by the IUPs is only reachable by boat and all mining is done by dredging.  Bangka Island is located in the world’s largest tin belt and world’s principal tin-producing center. Bangka Island is one of the islands belonging to Indonesia’s Bangka-Belitung Province. Bangka is surrounded by the South China Sea, Bangka straights and the Java Sea. Bangka lies just east of Sumatra, separated by Bangka Strait.  Bangka is 250 miles from Jakarta. Pangkal Pinang is the largest town, the capital of Bangka Belitung and where  our smelter is located.  Bangka’s population is approximately 600,000.

IUPs for Properties

PT AP holds 16 Exploration IUPs which were granted to PT AP by the Governor of Bangka Belitung Province on March 15, 2010.   All of PT AP's Exploration IUPs will expire on September 4, 2012.  The Company anticipates it will be able to extend or convert its IUPs before their expiration.  We cannot, however, provide assurance that the IUPs will not be subject to challenge or that the Indonesian Government will not vary the terms applicable to the IUPs by new regulations.

Exploration IUPs can be granted for a maximum of 8 years, including 1 year of general surveys, 3 years of exploration (which can be extended twice for 1 year on each extension) and 1 year for feasibility study (which can be extended once for 1 year). Based on Indonesian  Mining Law, such extensions are subject to approval by the government authority issuing the IUP. Law No. 4 of 2009 is silent on how the application process to extend an Exploration IUP.

The following table sets out the various property rights from IUPs held by PT AP (all areas covered by the Exploration IUP are 4-12 miles from shore):

The Company’s 29,048.4 hectacres of mining concessions are located near the northern coast of Bangka Island. Bangka Island is located at the southernmost tip of the Major Granite Tin Belt which stretches from the Yunnan Province of China through the Burma Peninsula.  The Blok Kelabat IUPs are in the production stage.  The Blok Sangau 02 and Blok Bobus 03 IUPs are in the development stage.  The remaining IUPs are in the exploratory stage.

Although there is a high concentration of tin minerals within the granite in the Company’s concessions off Bangka, tin does not occur naturally as a pure metal. By far the most economically important tin mineral is cassiterite, a naturally occurring oxide of tin with the chemical formula SnO2.  In its purest form it contains 76%-78% of tin, and off Bangka Island it has been shown to be roughly 78.77% tin  Tin minerals are almost invariably found in association with granitic rock.  About 80% of the world’s tin is derived not from primary lodes but from unconsolidated secondary, or placer, deposits. These are superficial deposits which have become concentrated over the course of time by a continual disintegration of the host rock.

Cassiterite is very resistant to chemical and mechanical weathering, as well as having a high specific gravity.  Erosion of the host rock and tin-bearing veins results in the concentration of tin minerals at regions distant from primary lodes. Many secondary deposits consist of gravels, sands, silts and clay washed down by rivers and streams and deposited in valleys or under the sea.

Using seismic and hydrographic analysis to assess these deposits is essential to determining the value of recoverable tin metal in a given area. As of November 2010, approximately 10,848 Ha of seismic and hydrographic surveys had been conducted, with one concession, the Blok Klabat (1,643 Ha) selected for drilling.  As of March 25, 2011, 94 holes had been completed in the area covering over 900 HA.

Source:  Minarco Mineconsult

The data from seismic and hydrographic surveys, as well as from drilling in the Blok Klabat, has been independently assessed by Minarco Mineconsult, the Company’s technical advisor.  This assessment has led Minarco to a “Worst Case Scenario” of 3.77 to 4.79 t/Ha of Tin Sand Quantity within the PT AP concessions, resulting in an estimated 110,683 – 140,630 tonnes of Tin Sand in the area.  Minarco’s formula for the conversion of Tin Sand Quantity to Tin Metal is as follows:

Tin Metal (t) =Tin Sand Quantity (t) x Cassiterite Concentrate Grade (72%) x Tin in Cassiterite content (78.768%)

Infrastructure, Climate and Topography

Most of the geographical faces of the island consist of lower plains, swamps, small hills and coastline. The weather is a hot and humid tropical wet and dry climate according to the Köppen climate classification system. Despite being located relatively close to the equator, the area has distinct wet and dry seasons. Wet seasons in Bangka cover the majority of the year, running from November through June.

History of the IUP Property

Tin mining operations in Indonesia have taken place for more than 200 years.  About 80% of the world’s tin deposits are in the form of unconsolidated alluvial deposits located across the Indonesian tin belt, an area that extends approximately 3,000 kilometers from Thailand, to the Malaysian Peninsula, and down through Indonesia.  Tin mining activities were initially influenced by a limited number of large conglomerates, however after the approval of Indonesian local autonomy law and the passing of regional jurisdiction that encouraged independent local income, mining activities transitioned to smaller groups or individual operations.  According to CRU Monitor, Indonesia is the second largest tin producer in the world after China, controlling 20% market share or around 64,300 metric tons.  Indonesia is also the world’s top tin exporter with over 90% of its tin products exported to the international market.  Increased foreign investment, high prices, positive global outlook, emerging new Asian markets and the rebound and growth of the electronics industry are large factors influencing future expectations of the Indonesia tin industry.

To the Company’s knowledge, no mining was previously done on their properties.  Since 2009, we have mined over 1,096 tonnes of tin bearing sands with average tin concentration ranging between 70% and 72%.

Our smelter facility is located in Ketapang Industrial Estate, Pengkal Pinang on Bangka Island.

Our executive office in the Central district of Hong Kong is co-located with Yong Lok Minerals Holding Limited, a company owned by David Supardi.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

Immediately after the Closing, 17,647,057 shares of Common Stock are expected to be issued and outstanding after taking into effect the shares of Common Stock to be cancelled pursuant to the Share Cancellation Agreement.  Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable.  Beneficial ownership is determined in accordance with the rules of the SEC.

Beneficial Owner	No. of Securities	Percentage Ownership

Directors and Officers
David Israel Supardi(1)	8,352,823	47.33%
Samuel Zia(2)	-	*
Janet Gutkin(3)	-	*
Alfredo Levi(4)	-	*
James Rosenbaum(5)	-	*
James Ulland(6)	27,280	0.15%
Ronald E. Eibensteiner(7)	305,854	1.71%
Dennis Nguyen(8)	1,465,778	8.01%

5% Beneficial Owners
Ape Nigata Tjandra(9)	8,352,823	47.33%
New Asia Partners LLC	1,465,778	8.01%
Dynamic Event	16,647,059	94.33%

Total Officers and Directors	10,151,735	57.21%

Total Outstanding	17,647,057

* Represents less than 1%

(1) David Supardi is the Executive Chairman of the Company. Represents 50% of the total number of shares of outstanding Common Stock of the Issuer owned by Dynamic Event. Mr. Supardi owns 50% of the issued and outstanding capital stock of Dynamic Event and may be deemed to the beneficial owner of 50% of the total number of securities of the Issuer owned by Dynamic Event as he has voting and investment control over such securities.

(2) Samuel Zia is the Chief Executive Officer, President and a director of the Company.
(3) Janet Gutkin is the Chief Financial Officer, Treasurer and a director of the Company.
(4) Alfredo Levi is a director of the Company.
(5) James Rosenbaum is a director of the Company.
(6) James Ulland is a director of the Company. Represents 23,529 shares of Common Stock of the Issuer underlying a convertible promissory note and 3,751 shares of Common Stock of the Issuer underlying a warrant to purchase share of Common Stock of the Issuer issued in the private placement.

(7) Ronald E. Eibensteiner is a director of the Company. Represents 94,141 shares of Common Stock owned by Wyncrest Capital, Inc. ("Wyncrest"), a warrant to purchase 75,313 shares of common stock issued at the time of the merger to Wyncrest, 18,753 shares of Common Stock underlying Warrants to purchase common stock, and 117,647 shares of Common Stock issuable upon conversion of convertible promissory notes owned by Wyncrest and issued in connection with the private placement. Mr. Eibensteiner is the President of Wyncrest and has sole voting and investment control over the securities owned by Wyncrest.

(8) Dennis Nguyen is a director of the Company and former President. Represents 814,321 shares of Common Stock of the Issuer owned by NAP and warrants to purchase 651,457 shares of Common Stock of the Company issued at the time of the Share Exchange. Mr. Nguyen is the Chairman of NAP and has voting and investment control over the securities of the Company owned by NAP.

(9) Represents 50% of the total number of shares of outstanding Common Stock of the Issuer owned by Dynamic Event. Mr. Tjandra owns 50% of the issued and outstanding capital stock of Dynamic Event and may be deemed to the beneficial owner of 50% of the total number of securities of the Issuer owned by Dynamic Event as he has voting and investment control over such securities.

Changes in Control

Reference is made to Item 2.01 and Item 5.01 for a description of the change in control of the Company as a result of the transactions disclosed herein.

Item 5. Directors and Executive Officers

The following table sets forth certain information regarding the Company’s directors and executive officers following the Share Exchange.

Name	Age	Position
David Supardi	47	Executive Chairman
Samuel Zia	56	Chief Executive Officer, President and Director
Janet Gutkin	39	Chief Financial Officer, Treasurer and Secretary
Ronald E. Eibensteiner	59	Director
Alfredo Levi	57	Director
Dennis Nguyen	41	Director
James Rosenbaum	66	Director
James Ulland	69	Director

David  Supardi, 47, owns 50% of Dynamic Event Limited, the parent company of Top Yield Holdings Limited.  Mr. Supardi is currently a Director of PT Aneka Nusantara International and has served as a Director since August 2006.  PT Aneka Nusantara International is a nickel mining business that joint ventured with Sinosteel (a China State Owned Company) in Sulawesi, Indonesia. He has been involved in a joint venture with Jinshunda Group in chromite mining in Sulawesi and in gold mining in West Kalimantan, Indonesia since June 2008. He has also been in partnership with Lei Shing Hong (Singapore) in a metal trading business since January 2002. Mr. Supardi has extensive experience as an entrepreneur and investor in Asia, as well as managerial and leadership experience in the mining industry, which will be valuable to the Board of Directors as it develops and expands the Company's business.

Samuel Zia, 56, has served as a consultant to Leviathan Minerals Group Limited from July 2010 to June 2011. Prior to joining Leviathan Minerals Group Limited, from October 2009 to June 2010, Dr. Zia was a consultant to DJ Capital, a finance company based in Hong Kong, advising the company in connection with fundraising and various mergers and acquisition transactions. From January 2007 to October 2009, Dr. Zia was the Chief Executive Officer of Uni-Bioscience Group Limited, a listed biopharmaceutical company in Hong Kong with operations in PRC. From April 2006 through November 2006, he served as a consultant to Macau University Science and Technology Hospital in setting up an Anti-Aging Center, assisting the company in the start-up of its operations. Dr. Zia received an M.D. from the University of Southern California in June of 1981 and a B.S. from the University of California, Los Angeles in June of 1976. Dr. Zia was in private practice in the field of Internal Medicine for over 25 years in USA, but at the same time, he was the Founder, Chairman and Chief Executive Officer in a Skilled Nursing Facility (Heritage Manor), also he was the Founder, Chairman, and Chief Executive Officer in one of the largest Ethnic Independent Physicians Association (Allied Physicians of California) and Management Service Organization (Network Medical Management) managing over 2000 Physicians and 250,000 Patients. Dr. Zia's executive experience in the United States and Asia will be useful to the Company and the Board of Directors. Further, his service to Leviathan Minerals Group Limited over the past year has provided him with knowledge of all aspects of the company's business, which uniquely positions him to be a valued member of the Board of Directors.

Janet Gutkin, 39, has served, from November 2004 to July 2011, as Senior Vice President and Corporate Controller of Quality Systems, Inc. (NASDAQ: QSII) responsible for the planning,  managing and controlling of all financial-related activities of the company.  She received her Master of Business Administration from the University of Chicago at the Booth School of Business in March 2011. Ms. Gutkin also earned a Master of Accounting from the University of Southern California at the Leventhal School of Accounting in 1997. She brings to us an extensive background with experience in management and technical accounting, SEC and internal reporting, corporate finance, M&A and Sarbanes-Oxley compliance.

Ronald E. Eibensteiner, 59, has been President of Wyncrest Capital, Inc. since 1993, an investment company for early-stage technology companies in the area of telecommunications, medical devices and software. Currently, Mr. Eibensteiner is co-founder and Chairman of Arcola Systems since June 2008, a software supplier to the gaming industry. Additionally, Mr. Eibensteiner co-founded ReadyCredit Corporation in 2005 and served as its Chief Executive Officer and Chairman from 2004 to 2006 and currently serves on the board of directors. His past investment activities included: co-founder of Diametrics Medical, Inc. in 1990, a manufacturer of blood gas diagnostic systems; a co-founder of OnHealth Network Company in 1991, a web-based publisher of health and wellness information which was later merged with WebMD; principal investor and board member of BigCharts, Inc. from 1997 to 2000, a provider of financial internet content until its sale to Dow Jones/MarketWatch.com in June of 1999; Chairman of the Board of Prodea Software Corporation, from 1992 to 1995, a data-warehousing software company, until its sale to Platinum Technology, Inc.; and principal investor and Board of Director member of Travanti Pharma, Inc, a specialty drug delivery firm, from 1999 until its sale to Taikoku Pharmaceutical in May of 2009. Mr. Eibensteiner also served as a member of the Board of Stellant Software (Nasdaq: STEL) from 1996 until 2001. In 1983, Mr. Eibensteiner co-founded Arden Medical Systems in 1983 and served as its Chief Financial Officer until its sale to Johnson & Johnson in 1987. From 1999 to 2005, Mr. Eibensteiner served as Chairman of the Republican party of Minnesota and holds a Bachelor of Science in political science from the University of Minnesota. Mr. Eibensteiner has extensive experience in the investments area and brings valuable financial experience to the Board of Directors.

Alfredo (Freddy) Levi, 57, has been appointed to serve as a director of the Company effective as of the Effective Date.  Mr. Levi is a retired Israeli Navy Commander who served the Israeli Navy for 25 years. Currently, Since 1998, Mr. Levi is working for Tescom, an international professional Software Quality Assurance services provider firm as the Managing Director for Tescom's Asian Pacific operations.  Mr. Levi received a BS in Mechanical Engineering from the Israel Institute of Technology (Tecnion) in 1983, an MSC in Ocean Engineering from MIT in 1989 and an MBA in sales and marketing from Negev (Ben-Gurion)  University of Israel in 1998.  Mr. Levi’s experience with Tescom and his broad knowledge of engineering and business will be a useful asset to the Board of Directors.

Dennis Nguyen, 41, currently serves as a director of the Company and is responsible for the management of New Asia Partners, LLC (“NAP”) as its Chairman. NAP is a private equity investment group that provides financial, strategic and operational guidance to middle market companies based in the People’s Republic of China (“China”).  He is also an adjunct professor at the University of Minnesota (UMN) Law School. Prior to NAP, which was founded in April 2010, beginning in 2002 Mr. Nguyen served in the same capacity as Chairman of its predecessor entity, New Asia Partners Limited. From July 2006 through December 2008, Mr. Nguyen served as a director of Wuyi International Pharmaceutical Company Limited, a Fujian-based pharmaceutical manufacturer listed on the Hong Kong Stock Exchange (code: 1889.HK). From May 2005 through May 2006, he served as a director of Sino-Environment Technology Group Limited, a Fujian-based environmental waste management solutions provider listed on the Singapore Stock Exchange (code: Y62.SI). From December 2005 through June 2008, Mr. Nguyen served as Vice Chairman of China Huiyin, a Jiangsu-based household appliance retail chain (predecessor company of Huiyin Appliances, a company listed on the Hong Kong Stock Exchange (code 1280.HK)). Prior to 2005, Mr. Nguyen previously held various senior investment banking roles at Daiwa Securities SMBC, Crédit Agricole Indosuez, and Citigroup. Mr. Nguyen is a member of the National Committee on US China Relations and is a trustee of the University of California, Irvine (UCI) Foundation Board of Trustees. He also is a member of the UMN Law School Dean’s Advisory Council, the UMN Law School Board of Advisors and the UCI Alumni Association Board of Directors, respectively. Mr. Nguyen chairs the UCI School of Humanities Dean’s Advisory Council and previously served on the Johns Hopkins University/Nanjing University Advisory Council. Mr. Nguyen was honored as the “2010 Distinguished Alumnus” by the UCI Alumni Association. He was the featured speaker of the 2009 UCI School of Humanities Commencement Ceremony. Mr. Nguyen holds a M.B.A. from the University of Chicago Booth School of Business, joint M.A. in International Studies from JHU-School of Advanced International Studies/Nanjing University, a Juris Doctor from the UMN Law School and a double B.A. in Economics and Chinese Literature from UCI.  Mr. Nguyen’s experience in financial and legal matters in both the United States and Asia, including his ability to organize and structure complex transactions, will be relied upon by the Board of Directors.

James Rosenbaum, 66.  Judge James M. Rosenbaum (Ret.) began his practice as a VISTA (Volunteers In Service To America) lawyer, trying federal civil rights cases.  He remained at that office for six years, until 1972, when he returned to Minnesota to begin private practice, specializing in trial work.  Judge Rosenbaum was appointed to serve as Minnesota’s United States Attorney from 1981-1985.  In 1985, Judge Rosenbaum was appointed to serve on Minnesota’s United States District Court. In 1989, Chief Justice Rehnquist appointed him to the Judicial Conference of the United States’ Committee on Space and Facilities. While on that Committee, he co-authored the U.S. Courts Design Guide, the standard still used in the design of all United States Courthouses. In 1997, the Judges of the Eighth Circuit elected Judge Rosenbaum as their representative on the Judicial Conference of the United States, the Federal Judiciary’s governing body.  In 1999, Judge Rosenbaum was appointed to a two-year term on the Conference’s Executive Committee and was re-elected in 2001 to a second Conference term.  The Judge retired from the Federal Bench in 2010 to join JAMS, a provider of mediation, arbitration, and other alternative dispute resolution services. In this new capacity, he offers mediation and arbitration services, specializing in complex litigation, securities, intellectual property, and e-Discovery matters.  Judge Rosenbaum has published several articles focused on the intersection of law, privacy, and technology. He is a director of the Sedona Conference, a legal think tank and education provider. He is an adjunct professor at the National Judicial College, in Reno, Nevada and a Board member of the Hennepin Theater Trust, which among other things, hosts Minnesota’s Broadway shows. He attended the University of Minnesota, earning his B.A., in 1966, and his J.D., in 1969.  He received an Honorary Doctor of Laws degree from the Western New England College of Law.  Mr. Rosenbaum was selected to serve as an independent director on our Board due to his strength and experience in legal matters and mediation.

James Ulland, 69, has served as President and Chief Executive Officer of Ulland Investment Advisors, an investment advisory firm specializing in separately managed portfolios since 1997.  During 1996, Mr. Ulland was Executive Vice President for Portfolio Administration at Kopp Investment Advisors of Edina, Minnesota where he focused on advanced portfolio management techniques and investing in small, high growth stocks.  From 1993-1995, he served as Minnesota’s Commissioner of Commerce as the state’s Chief Regulator of securities, banks and insurance companies.  From 1985 to 1993, he served as an Executive of the US Bank and the Tokai Bank in Minneapolis, MN.  Since January 2011, Mr. Ulland has served as Chairman of the Board of Cedar Creek Oil and Gas, a private oil and gas firm located in Minnesota.  From 1976 to 1984, Mr. Ulland was a member of the Minnesota State Legislature.  Mr. Ulland received an MBA from the Wharton School of Finance and a  BA from Carleton College in  economics.  Mr. Ulland’s knowledge of securities regulation and investment management will be an asset to the Board of Directors as he serves as an independent director.

Except as noted above, there are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Directors are elected until their successors are duly elected and qualified.

Family Relationships

Dennis Nguyen, a director is the brother of Janet Gutkin, our Chief Financial Officer, Treasurer and Corporate Secretary.  There are no other family relationships between our directors and executive officers.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director or executive officer of the Company during the past ten years.

To the best of our knowledge, none of our directors, officers or affiliates, and no owner of record or beneficial owner of more than five percent (5%) of our securities, or any associate of any such director, officer or security holder is a party adverse to us or has a material interest adverse to us in reference to pending litigation.  To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Transactions with Related Persons

The following includes a summary of transactions since the beginning of our 2011 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

March 2011 Change in Control

On March 1, 2011, in connection with the terms and conditions of a Securities Purchase Agreement (the “Purchase Agreement”), the Company issued and sold to NAP an aggregate of 4,325,000 shares (the “NAP Shares”) of Common Stock for an aggregate purchase price equal to $32,437.50. Dennis Nguyen, our President and Treasurer prior to the Share Exchange and current director, is the Chairman of NAP, with voting and investment control over approximately 90% of the shares of Common Stock owned by NAP. Mr. Vollmers, our Vice President and Secretary prior to the Share Exchange serves as General Counsel to NAP with voting and investment control over approximately 10% of the shares of Common Stock owned of record by NAP.  The Purchase Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 7, 2011 and is incorporated herein by reference.

On March 1, 2011, the Company repurchased an aggregate of 10,000 shares of the Common Stock of the Company from Ruth Shepley, the Company’s sole officer and director at the time, for an aggregate repurchase price equal to $37,500, pursuant to the terms and conditions of a Repurchase Agreement (the “Repurchase Agreement”). The Repurchase Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2011 and is incorporated herein by reference.

Share Exchange

In connection with the Closing of the Share Exchange, our existing shareholders prior to the Closing canceled an aggregate of 4,000,000 shares of the Common Stock of the Company. The shareholders will not receive any consideration for the cancellation of the shares. The cancellation of the shares will be accounted for as a contribution to capital. The number of shares to be cancelled was determined based on negotiations with the existing shareholders of the Company, DE Acquisition 3, Inc. and Top Yield. The Company and its shareholders negotiated an estimated value of Top Yield and its subsidiaries, an estimated value of the shell company, and the mutually desired capitalization of the Company resulting from the Share Exchange. With respect to the determination of the amount of shares to be cancelled, the value of the shell company was derived primarily from its utility as a public company platform, including its good corporate standing and its timely public reporting status. Under these circumstances and based on these factors, the parties agreed upon the number of shares to be cancelled.

After the Closing of the Share Exchange, the existing stockholders of the Company prior to the Share Exchange own shares of Common Stock equal to approximately 5.7% of the issued and outstanding Common Stock. They also own Shareholder Warrants to purchase up to an additional 4% of the Company’s issued and outstanding Common Stock within two years of the Closing.  In connection with the Share Exchange, certain of the founders of Top Yield received approximately 94.3% of the issued and outstanding Common Stock of the Company.

Except as set forth in our discussion above, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Item 6. Executive Compensation.

Summary Compensation Table — Fiscal Year Ended February 28, 2010 and February 28, 2011

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our executive officers and directors, in addition to any of our three most highly compensated officers with annual compensation exceeding $100,000.  None of the Company’s officers and directors received any compensation during the fiscal years ended February 28, 2010 and February 28, 2011. We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity, although we may choose to adopt a policy in the future.

		Salary	Bonus	Option Awards	All Other Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)
Ruth Shepley Former President, Secretary, Treasurer and director	2011 2010	- -	- -	- -	- -	- -

Dennis Nguyen Former President and Treasurer, current director	2011 2010	- -	- -	- -	- -	- -

Todd Vollmers Former Vice President and Secretary	2011 2010	- -	- -	- -	- -	- -

All Officers and Directors as a Group	2011 2010	- -	- -	- -	- -	- -

Employment Agreements

Prior to the Closing of the Share Exchange we had no employment agreements with any of our executive officers.

Following the Closing of the Share Exchange we plan to enter into employment agreements (collectively, the “Employment Agreements”) with the following executive officers (the “Executives”) of the Company: (1) David Israel Supardi, as our Chairman of the Board; (2) Samuel Zia as our Chief Executive Officer and President; (3) Janet Gutkin, as our Chief Financial Officer, Treasurer and Corporate Secretary.  The terms of the Employment Agreements will be decided by the Board of Directors.

Equity Compensation Plans

We expect our Board to approve an equity incentive plan (the “Incentive Plan”) and for the board of directors to seek stockholder approval of the Incentive Plan.  Stockholder approval of the Incentive Plan will enable the Company to satisfy stock exchange listing requirements, and to make awards that qualify as performance-based compensation that is exempt from the deduction limitation set forth under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain exceptions, Section 162(m) generally limits the corporate income tax deductions to $1,000,000 annually for compensation paid to each of the Chief Executive Officer and the other six highest paid executive officers of the Company required to be reported under the proxy disclosure rules. The amount and nature of the proposed awards under the Incentive Plan have not yet been determined.  We believe that the Incentive Plan will be an important factor in attracting, retaining and motivating employees, consultants, agents, and directors of the Company and its affiliates. We believe that the Company needs the flexibility both to have an ongoing reserve of common stock available for future equity-based awards, and to make future awards in a variety of forms.

Grants of Plan-Based Awards in the Fiscal Years Ended February 28, 2011 and 2010

There were no option grants issued in the fiscal years ended February 28, 2011 and 2010.

Outstanding Equity Awards at February 28, 2011 and 2010

There were no option exercises or options outstanding at February 28, 2011 and 2010 fiscal year end.

Option Exercises  and Stock Vested in the Fiscal Years Ended February 28, 2011 and 2010

There were no option exercises or stock vested the fiscal years ended February 28, 2011 and 2010.

Pension Benefits at February 28, 2011 and 2010.

There were no pension benefit plans in effect at February 28, 2011 and 2010.

Nonqualified defined contribution and other nonqualified deferred compensation plans

There were no nonqualified defined contribution or other nonqualified deferred compensation plans in effect at February 28, 2011 and 2010.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

CORPORATE GOVERNANCE

Director Independence

The Company is not a listed issuer whose securities are listed on a national securities exchange, or an inter-dealer quotation system which has requirements that a majority of the board of directors be independent. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. Under such definition, Alfredo Levi, Ronald E. Eibensteiner, James Rosenbaum and James Ulland would each be considered independent upon the Effective Date of their appointments as directors of the Company.

Board Meetings and Stockholder Communications.

Our board of directors conducted all of its business and approved all corporate action during the fiscal year ended February 28, 2011 by the unanimous written consent of its members, in the absence of formal board meetings.  Holders of the Company’s securities can send communications to the board via mail or telephone to the Secretary at the Company’s principal executive offices.  The Company has not yet established a policy with respect to Board members’ attendance at the annual meetings.  A stockholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the first page of this Information Statement

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committees performing similar functions, as our management believe that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. However, our new management plans to form an audit, compensation and nominating committee in the near future. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and system of internal controls. We envision that the compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers. The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. Until these committees are established, these decisions will continue to be made by our Board. Although our Board has not established any minimum qualifications for director candidates, when considering potential director candidates, our Board considers the candidate’s character, judgment, skills and experience in the context of the needs of our Company and our Board.

We do not have a charter governing the nominating process. Certain members of our Board, who also perform the functions of a nominating committee, are not independent because they are also our officers. There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nominations for directors. Our Board does not believe that a defined policy with regard to the consideration of candidates recommended by stockholders is necessary at this time because, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations are at a more advanced level.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors recognizes that the leadership structure and combination or separation of the President and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed our Board of Directors the flexibility to establish the most appropriate structure for the Company at any given time.

Our Board of Directors is responsible for overseeing the overall risk management process at the Company. Risk management is considered a strategic activity within the Company and responsibility for managing risk rests with executive management while the Board of Directors participates in the oversight of the process. The oversight responsibility of our Board of Directors is enabled by management reporting processes that are designed to provide visibility to the Board of Directors about the identification, assessment, and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, compliance, and other risks.

Stockholder and Interested Party Communications

Our Board of Directors does not currently provide a process for stockholders or other interested parties to send communications to our Board of Directors because our management believes that until this point it has been premature to develop such processes given the limited liquidity of our Common Stock. However, our new management may establish a process for stockholder and interested party communications in the future.

Code of Conduct and Ethics

We adopted a code of ethics that will apply to our executive officers, directors and employees, its subsidiaries and its controlled affiliates. We intend to post our code of ethics on our Web site at www.leviathanminerals.com and to disclose any amendments to or any waivers from a provision of its code of ethics in a current report on Form 8-K.

Item 8. Legal Proceedings.

During the normal course of business, we are subject to litigation, none of which we believe will have a material adverse effect on our business.

Item 9. Market Price of and Dividends on our Common Equity and Related Stockholder Matters.

There is no established public trading market for our common stock.  As of the date of this Current Report, there are outstanding warrants to purchase 941,411 shares of our common stock.

Dividends

We have not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the Board of Directors and will depend on the Company's earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit  our ability to pay dividends on its common stock other than those generally imposed by applicable state law.

Item 10. Recent Sales of Unregistered Securities.

Reference is made to the disclosure set forth below under “Item 3.02” of this current report, which disclosure is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

General

Our authorized capital stock consists of 75,000,000 shares of Common Stock and 4,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

Common Stock

We issued 16,705,406  shares of common stock in connection with the consummation of the Share Exchange.   In addition, we may issue up to 941,411  shares of common stock upon the exercise of our outstanding warrants.

Holders of common stock have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders. Our stockholders may act by written consent.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock. Our stockholders are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

On the Effective Date, we also issued 753,129 Shareholder Warrants and 188,282 Investor Warrants which can be converted into 941,411 shares of Common Stock and Notes are currently convertible into 1,181,177 shares of Common Stock.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 4,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in connection with the Reorganization.

Accordingly, our board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue from time to time up to an aggregate of4,000,000 shares of preferred stock, in one or more series, each such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences, privileges and relative, participating, optional or other special rights and qualifications, limitations or restrictions as shall be determined by  our board of directors.  The rights for the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Section 203 of the Delaware Corporation Law

The Company is subject to the provisions of Section 203 of the DGCL.  The provisions of Section 203 of the DGCL could make a takeover of the Company difficult.  This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of the Company’s outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for six years following the date that the stockholder became an interested stockholder.

This provision could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire the Company.

Effect of Certain Provisions of the Company’s Certificate of Incorporation and Bylaws

Certain provisions of  our amended and restated certificate of incorporation and amended and restated bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.  Such provisions could limit the price that certain investors might be willing to pay in the future for shares of  our common stock.  Our amended and restated certificate of incorporation establishes a six-class staggered board of directors, with only one class being elected each year.  The authorization of undesignated preferred stock makes it possible for the Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management. The amendment of any of these provisions would require approval by holders of at least a majority of  our outstanding common stock.

Limitation of Liability

 Our amended and restated certificate of incorporation limits the liability of its directors and officers for any liability arising from an action to which such persons were party by reason of the fact that they were serving the Company or another enterprise at its request to the fullest extent permitted by Section 145 of the DGCL.

The first paragraph of Article Tenth of our amended and restated certificate of incorporation provides:

“To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agent of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law”

 Our amended and restated bylaws further provide that any indemnification shall be made by the Company in connection with a proceeding (or part thereof) initiated by a director or officer with a right to indemnification only if (i) such proceeding (or part thereof) was authorized or ratified by our Board of Directors, (ii) such indemnification is expressly required to be made by law, and (iii) we provide the indemnification, in its sole discretion, pursuant to the powers vested under applicable law.

Pursuant to our amended and restated bylaws, our directors and officers shall, to the fullest extent not prohibited by law, also have the right to receive from us an advancement of expenses incurred in defending any proceeding in advance of its final disposition. To the extent required under the DGCL, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such individual, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified for such expenses.

Transfer Agent and Warrant Agent

Our independent stock transfer agent is Corporate Stock Transfer, located in 3200 Cherry Creek Dr. South, Suite 430, Denver, Co 80209. Their phone number is (303) 282-4800.

Item 12. Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provide that no director of the company will be personally liable to the company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

In, addition, the employment agreement for each executive officer contains an indemnification provision wherein the Company promises to defend, indemnify, and hold the employee harmless to the fullest extent permitted by law against any and all liabilities incurred by the employee in connection with our executive officer’s good faith performance of such individual’s employment.

We have been advised that it is the position of the SEC that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Item 13. Financial Statements and Supplementary Data

Information concerning our financial information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosures.

None.

Item 3.02. Unregistered Sales of Equity Securities.

On the Effective Date, as a result of the Exchange Agreement, we acquired 100% of the issued and outstanding equity interests of Top Yield in exchange for 16,705,406 shares of our Common Stock.

The Common Stock issued to the Top Yield Shareholders and/or their designees was issued in reliance upon exemptions from registration pursuant to (i) Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, and/or (ii) Regulation S of the Securities Act.

The issuance was not a public offering based upon the following factors: (i) the issuance of the securities was an isolated private transaction; (ii) a limited number of securities were issued to a limited number of offerees; (iii) there was no public solicitation; (iv) each offeree was an “accredited investor,” (v) the investment intent of the offerees; and (vi) the restriction on transferability of the securities issued.

Item 5.01. Changes in Control of Registrant.

On the Closing Date, we consummated the transactions contemplated by the Exchange Agreement, pursuant to which we issued shares of Common Stock to the Top Yield Shareholders representing 94.67% of our issued and outstanding shares of Common Stock on a fully diluted basis.  The Common Stock issued to the Top Yield Shareholders and/or their designees was issued in reliance upon exemptions from registration pursuant to (i) Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, and/or (ii) Regulation S of the Securities Act.  We intend to comply with the conditions of Category 3 of 903(b) of Regulation S and an appropriate legend will be affixed to the stock certificate issued in accordance with Regulation S.  The legend shall state that the shares represented by the stock certificate shall only by sold pursuant to a registration under the Securities Act or pursuant to an available exemption from registration and the holders of the stock certificate shall not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act.  We will refuse to register any transfer of the shares not made in accordance with Regulation S.

Other than the transactions and agreements disclosed in this Current Report on Form 8-K, we know of no arrangements which may result in a change in control.

No officer, director, promoter, or affiliate has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by the Company through security holdings, contracts, options, or otherwise.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the proposed Exchange Agreement, our board of directors, which prior to the Share Exchange consisted of Dennis Nguyen, will increase to seven members comprised of David Supardi, Samuel Zia, Alfredo Levi, Ron Eibensteiner, James Rosenbaum and James Ulland (“Board”).  In addition, concurrent with and effective upon the Effective Date, the Board appointed Mr. Supardi to serve as Chairman of the Board, Samuel Zia to serve as Chief Executive Officer and President and Janet Gutkin to serve as Chief Financial Officer, Treasurer and Secretary. On the Effective Date, Dennis Nguyen and Todd Vollmers resigned from all officer positions held with the Company, however, Mr. Nguyen remains as a director.

The following table sets forth certain information regarding the Company’s directors and executive officers following the Share Exchange.

Name	Position
David Supardi	Executive Chairman
Samuel Zia	Chief Executive Officer, President and Director
Janet Gutkin	Chief Financial Officer, Treasurer and Secretary
Ronald E. Eibensteiner	Director
Alfredo Levi	Director
Dennis Nguyen	Director
James Rosenbaum	Director
James Ulland	Director

Reference is made to Item 2.01 above for certain information regarding the executive officers and directors.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Share Exchange, we are adopting the fiscal year of Top Yield, the accounting acquirer.  Accordingly, our Board of Directors approved a change in our fiscal year end from February 28 to December 31of each year.

On July 8, 2011, we amended and restated its certificate of incorporation (the “Amended Certificate”) to, among other things:

(a)
decrease our authorized capital stock from 500,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”) to 75,000,000 shares of Common Stock and 4,000,000 shares of Preferred Stock;

(b)	provide the Board with the authority to amend and restate the Company’s bylaws;

(c)
limit the personal liability of the Company’s directors to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director; except that any director may be liable to the extent provided by applicable law for (i) breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or  (iv) for any transaction from which the director derived an improper personal benefit;

(d)
provide that the Company shall indemnify, to the fullest extent permissible by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants the Company the power to indemnify.

Additionally, effective July 7, 2011, the Company’s amended and restated bylaws (the “Amended Bylaws”) as described in the Company’s Information Statement filed with the Securities and Exchange Commission on June 17, 2011 became effective.  The Amended Bylaws were adopted by the board of directors of the Company and the Company’s shareholders for the purpose of granting the board of directors of the Company the authority to adopt, amend or repeal its bylaws without the need to obtain shareholder approval.

Item 5.06. Change in Shell Company Status.

As the result of the completion of the transactions effectuated pursuant to the Share Exchange Agreement, we are no longer a shell company. The information set forth above in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

The Audited Consolidated Financial Statements of Top Yield as of and for the years ended December 31, 2010 and 2009 and unaudited financial statements of Top Yield as of and for the six months ended June 30, 2011 and 2010 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(b)  Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial information as of and for the six months ended June 30, 2011 concerning the acquisition of the business operation the Company, Top Yield and its subsidiaries as filed as Exhibit 99.3 to this current report and are incorporated herein by reference.

(c)  Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
2.1	Agreement and Plan of Share Exchange*
3.1	Amended and Restated Certificate of Incorporation of Leviathan Minerals Group Incorporated**
3.2	Amended and Restated Bylaws of Leviathan Minerals Group Incorporated**
10.1	Share Cancellation Agreement*
10.2	Form of Shareholder Warrants*
10.3	Securities Purchase Agreement*
10.4	Form of Notes*
10.5	Security Agreement*
10.6	Form of Investor Warrants*
99.1	Consolidated Financial Statements of Leviathan Minerals Group Incorporated for the Fiscal Year Ended December 31, 2010 and 2009*
99.2	Consolidated Financial Statements of Leviathan Minerals Group Incorporated for the Six Months Ended June 30, 2011 and 2010*
99.3	Pro Forma Financial Statements*

*Attached as an exibit hereto
** Files as an exhibit to the Company's Current Report on Form 8K, as filed with the SEC on July 13, 2011 and incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 26, 2011

LEVIATHAN MINERALS GROUP INCORPORATED

By:	/s/ Samuel Zia
Samuel Zia
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Share Exchange*
3.1	Amended and Restated Certificate of Incorporation of Leviathan Minerals Group Incorporated**
3.2	Amended and Restated Bylaws of Leviathan Minerals Group Incorporated**
10.1	Share Cancellation Agreement*
10.2	Form of Shareholder Warrants*
10.3	Securities Purchase Agreement*
10.4	Form of Notes*
10.5	Security Agreement*
10.6	Form of Investor Warrants*
99.1	Consolidated Financial Statements of Leviathan Minerals Group Incorporated for the Fiscal Year Ended December 31, 2010 and 2009*
99.2	Consolidated Financial Statements of Leviathan Minerals Group Incorporated for the Six Months Ended June 30, 2011 and 2010*
99.3	Pro Forma Financial Statements*

*Attached as an exibit hereto
** Files as an exhibit to the Company's Current Report on Form 8K, as filed with the SEC on July 13, 2011 and incorporated by reference.